SBL FUND
FILE NO. 811-2753
CIK NO. 0000217087

EXHIBIT 77B:  Accountant's Report on Internal Control

                         Report of Independent Auditors

The Contract Owners and Board of Directors
SBL Fund

In planning and  performing  our audit of the  financial  statements of SBL Fund
(the Fund) for the year ended  December 31,  2000,  we  considered  its internal control,  including control activities for safeguarding securities, to determine our  auditing  procedures  for the  purpose  of  expressing  our  opinion on the financial  statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the internal control.

The  management of the Fund is  responsible  for  establishing  and  maintaining internal control. In fulfilling this responsibility,  estimates and judgments by management  are  required to assess the expected  benefits and related  costs of control.  Generally,  internal controls that are relevant to an audit pertain to the entity's objective of preparing  financial  statements for external purposes that are fairly  presented in conformity  with accounting  principles  generally accepted in the United States. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, misstatements due to errors or fraud may occur and not be detected.  Also,  projections of any evaluation of internal control to future periods are subject to the risk that internal control may become  inadequate  because of changes in  conditions  or that the degree of compliance with the policies or procedures may deteriorate.

Our consideration of internal control would not necessarily disclose all matters
in  internal   control  that  might  be  material   weaknesses  under  standards
established  by the  American  Institute  of  Certified  Public  Accountants.  A
material weakness is a condition in which the design or operation of one or more of the specified internal control components does not reduce to a relatively low level the risk  that  errors  or fraud in  amounts  that  would be  material  in relation to the financial statements being audited may occur and not be detected within a timely  period by employees in the normal  course of  performing  their assigned  functions.  However,  we noted no matters involving  internal control, including  control  activities for safeguarding  securities,  and its operation, that we consider to be material  weaknesses  as defined above as of December 31,
2000.

This  report is  intended  solely  for the  information  and use of the Board of
Directors and management of the Fund and the Securities and Exchange  Commission
and is not  intended  to be and  should  not be used by anyone  other than these specified parties.

                                                               Ernst & Young LLP

Kansas City, Missouri
February 9, 2001